Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, “Ernst & Young LLP” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated May 28, 2014, on the financial statements and financial highlights of the Altegris Macro Strategy Fund in this Registration Statement (Form N-1A) (Amendment No. 618 to File No. 811-21720).

/s/ Ernst & Young LLP

Philadelphia, PA

July 25, 2014